SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-12

Core Scientific, Inc.

(Name of Registrant as Specified In Its Charter)

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CORE SCIENTIFIC, INC.

210 Barton Springs Road

Suite 300

Austin, Texas 78704

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 11, 2022

Dear Stockholder of Core Scientific, Inc.:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Core Scientific, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually on Wednesday, May 11, 2022 at 10:00 a.m. Eastern Time. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CORZ2022. You will not be able to attend the Annual Meeting in person. Shareholders attending the Annual Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in 15 minutes before 10:00 a.m., Eastern Time on May 11, 2022 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.

To elect the nominees to the Board of Directors (the “Board”) named in the accompanying proxy statement (the “Proxy Statement”), Michael Levitt, Darin Feinstein, Jarvis Hollingsworth, Matt Minnis, Stacie Olivares and Kneeland Youngblood, to hold office until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.

3.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/CORZ2022 and entering the 16-digit Control Number included in your proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement.

The record date for the Annual Meeting is March 28, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to Be Held on May 11, 2022 at 10:00 a.m. Eastern Time

The Proxy Statement and Annual Report to stockholders

are available at https://www.proxyvote.com.

By Order of the Board of Directors,

Michael Levitt

Chief Executive Officer and Co-Chair of the Board of Directors

Austin, Texas

April 7, 2022

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

i

CORE SCIENTIFIC, INC.

210 Barton Springs Road

Suite 300

Austin, Texas 78704

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

May 11, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Core Scientific, Inc. (sometimes referred to as the “Company” or “Core”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about April 7, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Why are you holding a virtual Annual Meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the ongoing COVID-19 pandemic we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. Stockholders will have the same rights and opportunities to participate as they would have at an in-person meeting.

How do I attend the Annual Meeting?

You cannot attend the Annual Meeting physically. You can attend the annual meeting by visiting www.virtualshareholdermeeting.com/CORZ2022, where you will be able to listen to the Annual Meeting live, submit questions and vote online.

The meeting will be held on Wednesday, May 11, 2022 at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting 15 minutes prior to the start time to allow time for online check-in. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. If you experience technical difficulties during the Annual Meeting, you should call the technical support phone number provided when you log in to the Annual Meeting.

In order to enter the Annual Meeting virtually, you will need the unique 16-digit control number, which is included on your proxy card if you are a stockholder of record of the shares, or included with your voting instruction card and voting instructions received from your broker, bank, trustee, or nominee if you are the beneficial owner of the shares held in “street name.”

What if I cannot virtually attend the Annual Meeting?

You may vote your shares electronically before the meeting by internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting audio-only webcast to vote if you submitted your vote via proxy, by internet or by telephone in advance of the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 28, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 316,243,371 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices for examination during normal business hours by any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting through the close of the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on March 28, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting virtually or vote by proxy prior to the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, vote by proxy electronically through the Internet or over the telephone to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 28, 2022, your shares were held not in your name but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting even if you participate virtually unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of six (6) directors to hold office until the 2023 Annual Meeting of Stockholders (Proposal 1); and

•	Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to Proposal 1, you may either vote “FOR” all the nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify. With respect to Proposal 2, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote electronically over the internet before or during the Annual Meeting, vote by proxy through the Internet, vote by proxy over the telephone, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote electronically even if you have already voted by proxy.

•

To vote through the Internet before the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the proxy card. Your Internet vote must be received by 11:59 p.m., Eastern Time, on May 10, 2022 to be counted.

•

To vote your shares electronically at the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/CORZ2022 during the Annual Meeting while the polls are open and follow the instructions provided. You will be asked to provide the control number from the proxy card and follow the instructions.

•

To vote over the telephone from a location in the United States, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on May 10, 2022 to be counted.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card. and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. To vote prior to the Annual Meeting, simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 28, 2022.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the Internet or electronically at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all six nominees for director and “FOR” the ratification of the selection of our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules, including those voting on behalf of beneficial owners of Nasdaq-listed companies, may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. Accordingly, if you own shares through a nominee, such as a broker, bank or other agent, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 210 Barton Springs Road, Suite 300, Austin, Texas 78704.

•

You may attend the Annual Meeting virtually and vote electronically. Simply attending the Annual Meeting virtually will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 7, 2022, to our Corporate Secretary, c/o Core Scientific, Inc., 210 Barton Springs Road, Suite 300, Austin, Texas 78704.

Our bylaws also establish an advance notice procedure if you wish to present a proposal (including a director nomination) before an annual meeting of stockholders but you are not requesting that your proposal or nomination be included in next year’s proxy materials. To be timely for our 2023 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices not later than the close of business on February 10, 2023 nor earlier than the close of business on January 11, 2023. However, if we hold our 2023 Annual Meeting of Stockholders more than 30 days before or after May 11, 2023 (the one-year anniversary date of the 2022 Annual Meeting of Stockholders), then timely notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the 90th day prior to the 2023 Annual Meeting of Stockholders and (b) the 10th day following the day on which the one of the following first occurs: (i) mailing of notice of the date of the 2023 Annual Meeting of Stockholders and (ii) the first public announcement of the date of the 2023 Annual Meeting of Stockholders. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Proposal 1: Election of Directors. Directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present or represented by proxy and entitled to vote. The nominees receiving the most “For” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm. To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022 must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as an “Against” vote..

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine,” and we therefore expect broker non-votes to exist in connection with this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	The nominees receiving the most “For” votes will be elected as directors; withheld votes will have no effect.	Not applicable	No effect
2	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022	“For” votes from the holders of a majority of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on this proposal.	Against	Not applicable(1)

(1)

Proposal 2 is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority in voting power of the outstanding shares entitled to vote are present at the Annual Meeting in person or by remote communication, if applicable, or represented by proxy. On the record date, there were 316,243,371 shares outstanding and entitled to vote. Thus, the holders of 158,121,686 shares must be present in person or by remote communication, if applicable, or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote electronically the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available at https://www.proxyvote.com.

Description of the Business Combination Completed in January 2022

Prior to January 19, 2022, we were a blank check company known as Power & Digital Infrastructure Acquisition Corp. (hereinafter referred to as “XPDI”) and were incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On July 20, 2021, XPDI entered into that certain Agreement and Plan of Reorganization and Merger (as amended on October 1, 2021, and as further amended on December 29, 2021, the “Merger Agreement”), by and among XPDI, Core Scientific Holding Co., a Delaware corporation (“Legacy Core”), XPDI Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of XPDI (“Merger Sub”). Pursuant to the terms of (a) the Merger Agreement and (b) that certain Agreement and Plan of Merger, dated as of October 1, 2021, as amended on January 14, 2022, by and among XPDI, Legacy Core, XPDI Merger Sub 3, LLC, a Delaware limited liability company and wholly owned subsidiary of XPDI (“Merger Sub 3”), and Blockcap, Inc., a Nevada corporation and wholly owned subsidiary of Legacy Core (“Blockcap”), the Business Combination (as defined below) was effected by (i) the merger of Merger Sub with and into Legacy Core (the “First Merger”), which occurred on January 19, 2022, with Legacy Core surviving the First Merger as a wholly owned subsidiary of XPDI, (ii) the merger of Legacy Core with and into XPDI (the “Second Merger”), which occurred on January 20, 2022, with XPDI surviving the Second Merger, and (iii) following the closing of the Second Merger on January 20, 2022, the merger of Blockcap with and into Merger Sub 3 (the “Third Merger” and collectively with the First Merger, the Second Merger and the other transactions described in the Merger Agreement, the “Business Combination”), with Merger Sub 3 surviving the Third Merger as a wholly owned subsidiary of XPDI under the name “Core Scientific Acquired Mining LLC.” Immediately prior to the effective time of the First Merger, XPDI filed a Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to which XPDI changed its name from “Power & Digital Infrastructure Acquisition Corp.” to “Core Scientific, Inc.”

Following the Business Combination, we are a best-in-class large-scale operator of dedicated, purpose-built facilities for digital asset mining and a premier provider of blockchain infrastructure, software solutions and services. Our common stock and public warrants began trading on the Nasdaq Global Select Market on January 20, 2022 under the symbols “CORZ” and “CORZW,” respectively.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of the following six members: Michael Levitt, Darin Feinstein, Jarvis Hollingsworth, Matt Minnis, Stacie Olivares and Kneeland Youngblood. Our certificate of incorporation provides that each member of the Board will serve a one-year term expiring at our next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Vacancies or newly created directorships on our Board may be filled by persons elected by a majority of the remaining directors, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. Any director elected to fill a vacancy will hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

Each of the current directors has been nominated by our Nominating and Corporate Governance committee for election at the Annual Meeting and if elected at the Annual Meeting, each of the nominees would serve until our next annual meeting of stockholders to be held in 2023 and until his or her successor has been duly elected, or if sooner, until the director’s death, resignation or removal. It is our company’s policy to encourage nominees for directors to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. Accordingly, the six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Information Regarding Director Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.

Michael Levitt, age 63, has served as our Chief Executive Officer and Co-Chair and a member of the Board since January 2022. Mr. Levitt served as the Chief Executive Officer of Legacy Core from May 2021 until the Business Combination, and as Chairman and a member of Legacy Core’s board of directors from June 2018 until the Business Combination. Mr. Levitt has also served as Chairman of Irradiant Partners, LP since October 2021. From July 2016 to July 2021, Mr. Levitt was the Chief Executive Officer of Kayne Anderson Capital Advisors, L.P. Prior to joining Kayne, Mr. Levitt served as a Vice Chairman and Partner of Apollo Global Management, LLC (NYSE: APO) from April 2012 to May 2016. Mr. Levitt joined Apollo following Apollo’s acquisition of Stone Tower Capital LLC, an investment firm, which he founded in 2001 and where he served as Chairman of the board of directors, Chief Executive Officer and Chief Investment Officer. Prior to that, Mr. Levitt worked as a Partner at Hicks, Muse, Tate & Furst Incorporated, a private equity firm. Earlier in his career, Mr. Levitt served as the Co-Head of the Investment Banking Division of Smith Barney Inc. Mr. Levitt began his investment banking career at Morgan Stanley & Co., Inc. Mr. Levitt has served on the board of directors of The Music Acquisition Corporation (NYSE: TMAC) since December 2020 and served on the board of directors of Kayne Anderson BDC, LLC from May 2018 to October 2021. Mr. Levitt holds a B.B.A. and J.D. from the University of Michigan. We believe that Mr. Levitt’s significant financial expertise, his knowledge of the corporate credit and investment markets, his business acumen and his leadership as a sitting Chief Executive Officer provide him with the qualifications and skills to serve on our Board.

Darin Feinstein, age 50, has served as our Chief Vision Officer and Co-Chair of the Board since January 2022. Mr. Feinstein is an American entrepreneur who has been involved in many ventures within the digital assets space since 2012. Mr. Feinstein co-founded Legacy Core in 2017 and founded Blockcap in 2020. In addition to these blockchain companies, Mr. Feinstein owns and operates a portfolio of business ventures across a variety of industries including live entertainment, finance, food & beverage, hospitality and technology, among others. Mr. Feinstein is a philanthropist who co-founded The Feinstein Griffin foundation, with Eddie Griffin, and Mr. Feinstein and Mr. Griffin for the past decade have been hosting events and donating to various charities around the United States. Mr. Feinstein is a California Licensed attorney (currently non-practicing) and holds many privileged licenses including a gaming license, liquor licenses and various financial licenses in multiple states across the United States. We believe that Mr. Feinstein’s significant experience in the digital asset space and his institutional knowledge of our businesses as a co-founder of Legacy Core and Blockcap provide him with the qualifications and skills to serve on our Board.

Jarvis Hollingsworth, age 59, has served as a member of our Board since January 2022. Mr. Hollingsworth has served as Chairman of the Board of Trustees of the Teacher Retirement System of Texas, a $190 billion pension trust fund for retirees, teachers and employees of education-related institutions since November 2017. Since November 2019, Mr. Hollingsworth has also served on the board of directors of Laredo Petroleum, Inc. (NYSE: LPI), a diversified energy company, and on the finance committee of the Memorial Hermann Hospital System since May 2017. Mr. Hollingsworth has also served as Vice Chairman at Irradiant Partners, LP since September 2021. Mr. Hollingsworth served as General Counsel and a member and executive committee member of the board of directors for Kayne Anderson Capital Advisors, L.P., a leading alternatives investment management firm from May 2019 to July 2021. Mr. Hollingsworth served as a director of Emergent Technologies LP, a fintech company that provides payment services in emerging markets using a gold-backed digital currency from April 2016 to November 2019, and from May 2017 to July 2019 served as a director of Cullen Frost Bankers, Inc. (NYSE: CFR). Mr. Hollingsworth holds a Bachelor of Science from the United States Military Academy at West Point and served for several years on active and reserve duty in the United States Army. Mr. Hollingsworth holds a J.D. from the University of Houston Law Center. We believe that Mr. Hollingsworth’s knowledge of the digital assets industry and his understanding of public company governance and operations from his service on public company boards of directors provide him with the qualifications and skills to serve on our Board.

Matt Minnis, age 57, has served as a member of our Board since January 2022. Mr. Minnis co-founded Legacy Core in 2017 and served as a member of its board of directors from June 2018 until the Business Combination. Mr. Minnis has also served as Managing Member of BEP 888 and BEP 999 digital asset mining companies, which were founded in 2020. Further, Mr. Minnis has served as Chairman of the board of directors of Pledgling Technologies, Inc., a company focused on charitable donations, which he co-founded in 2014. Mr. Minnis has also served as President and Chief Executive Officer of Minnis Investments LLC, a private investment firm focused on early-stage technology companies, real estate and venture capital investments since 2009. Mr. Minnis holds a B.B.A. in Marketing and M.B.A. in Finance from Texas Christian University. We believe that Mr. Minnis’ knowledge of Legacy Core and the digital asset mining industry as well as his investment and venture capital expertise provide him with the qualifications and skills to serve on our Board.

Stacie Olivares, age 47, has served as a member of our Board since January 2022. In 2021, Ms. Olivares was nominated by President Biden to the Federal Retirement Thrift Investment Board, a role subject to Senate confirmation. From August 2019 to January 2022, Ms. Olivares served as a trustee of the California Public Employees’ Retirement System (CalPERS), the largest public pension in the United States with $500 billion AUM and 2 million members. From March 2019 to April 2020, Ms. Olivares served as Chief Investment Officer of Lendistry, a minority-owned CDFI and fintech lender. Prior to Lendistry, from October 2011 to January 2018 Ms. Olivares was the Managing Director and Chief Investment Officer of the California Organized Investment Network (COIN), , a $29 billion ESG investment fund of the insurance industry, which she joined after working at Morgan Stanley from 2008 to 2011. Before Wall Street, she led the State of California’s economic advisory board from 2002 through 2007 as it grew from the 6th to the 4th largest in the world. Ms. Olivares serves on the corporate boards of Kroll Bond Rating Agency (KBRA) and Mission Advancement Corp (NYSE: MACC), the nonprofit boards of the Latino Community Foundation and Hispanic Heritage Foundation, and the advisory boards of UC Berkeley’s College of Letters & Science and the California Emerging Technology Fund. Ms. Olivares earned a Bachelor’s in economics from University of California at Berkeley and holds a Master’s in public policy from Harvard University. We believe that Ms. Olivares’ financial expertise, her understanding of corporate and board governance, her early-stage investment expertise and experience in matters related to ESG provide her with the qualifications and skills to serve on our Board.

Kneeland Youngblood, age 66, has served as a member of our Board since January 2022. Mr. Youngblood has served as a member of the board of directors of numerous TPG Pace SPAC transactions since 2015. Mr. Youngblood is a director nominee of TPG Pace Beneficial II Corp. Mr. Youngblood has served as a founding partner of Pharos Capital Group, LLC since 1998, a private equity firm that focuses on providing growth and expansion capital/buyouts in the health care service sector. Mr. Youngblood is a director of Mallinckrodt Pharmaceuticals, a director of Scientific Games Corporation and Chairman of the Finance Committee of the President’s Advisory Board of the UT Southwestern Medical Center. Previously, Mr. Youngblood served as a member of the board of directors of Pace-I from September 2015 through its business combination with Playa in March 2017. Mr. Youngblood has also served as a member of the board of directors of Pace-II from June 2017 through its business combination with Accel. Mr. Youngblood is also a former director of Burger King Corporation, Starwood Hotels and Lodging, Gap Inc. and Energy Future Holdings (formerly TXXU). He also serves on several private company and not-for-profit boards. Mr. Youngblood graduated from Princeton University in 1978 with an A.B in Politics/Science in Human Affairs and earned an M.D. degree from the University of Texas, Southwestern Medical School. We believe that Mr. Youngblood’s extensive leadership experience, expertise in growth investing and his service as a board member across a diverse set of industries provide him with the qualifications and skills to serve on our Board.

There are no family relationships between or among any of our directors or nominees. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Board Diversity

The Board Diversity Matrix below provides the diversity statistics for our Board.

Board Diversity Matrix (As of April 7, 2022)

Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5
Part II: Demographic Background
African American or Black		2
Alaskan Native or Native American
Asian
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White		3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with its counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Hollingsworth, Mr. Minnis, Ms. Olivares and Mr. Youngblood. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Levitt and Mr.  Feinstein are employed by us and are therefore not independent under Nasdaq listing standards.

Board Leadership Structure

Our Board is co-chaired by Mr. Levitt and Mr. Feinstein, who also serve as our Chief Executive Officer and Chief Vision Officer, respectively. We believe that combining the positions of Chief Executive Officer and Co-Chair of the Board will help to ensure that the Board and management will act with a common purpose and provide a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer/Co-Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information.

Our Board has appointed Mr. Hollingsworth as lead independent director in order to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to Mr. Levitt’s leadership as the combined Chief Executive Officer and Co-Chair. The lead independent director is empowered to, among other duties and responsibilities, work with the Chief Executive Officer to develop and approve an appropriate board meeting schedule; work with the Chief Executive Officer to develop and approve meeting agendas; provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the board; develop the agenda and moderate executive sessions of the independent members of the board; preside over board meetings when the Chief Executive Officer is not present or when such person’s performance or compensation is discussed; act as principal liaison between the independent members of the board and the Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform such other duties as may be established or delegated by the board. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, we believe that the lead independent director serves as a conduit between the other independent directors and the Co-Chairs, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements.

Meetings of the Board of Directors

Prior to the Business Combination, XPDI’s board of directors met four times during the year ended December 31, 2021. XPDI had three standing committees: an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee. These committees met six, one and zero times during the year ended December 31, 2021, respectively. Each member of XPDI’s board of directors attended 75% or more of the aggregate number of meetings of the board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Information Regarding Committees of the Board of Directors

Following the Business Combination, our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Copies of the committee charters are available on the investor relations page of our website, https://investors.corescientific.com, by clicking on the “Governance” tab. The information on our website is not part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the SEC.

The composition and function of each of these committees are described below.

Audit Committee

The Audit Committee is currently composed of three members: Ms. Olivares (chair), Mr. Youngblood and Mr. Hollingsworth. Our Board has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Additionally, our Board has determined that Ms. Olivares qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the applicable Nasdaq listing rules. In making this determination, our board has considered Ms. Olivares’ formal education and previous and current experience in financial and accounting roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

The primary purpose of the Audit Committee is to discharge the responsibilities of the board with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the audit committee include:

•	helping the Board oversee corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and

•	year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission (the “SEC”) and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Respectfully submitted,

Stacie Olivares (Chair)

Kneeland Youngblood

Jarvis Hollingsworth

Compensation Committee

The Compensation Committee is currently composed of three directors: Mr. Youngblood (chair), Ms. Olivares and Mr. Minnis. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards. Each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

•	reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;

•	administering the equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of the employees.

Compensation Committee Processes and Procedure

Typically, the compensation committee meets quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with our Chief Executive Officer and General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company.

In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of four directors: Mr. Hollingsworth (chair), Mr. Minnis, Mr. Youngblood and Ms. Olivares. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).

The Nominating and Corporate Governance Committee of the board is responsible for identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the board, considering and making recommendations to the board regarding the composition and chairmanship of the committees of the board, developing and making recommendations to the Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility and overseeing periodic evaluations of the performance of the board, including its individual directors and committees.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including a reputation for integrity, honesty and adherence to high ethical standards; demonstrated business acumen, experience and the ability to exercise sound judgements in matters that relate to the current and long-term objectives of the Company and a willingness and ability to contribute positively to the decision-making process of the Company; a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the board and its committees; the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and the ability to serve for at least three years before reaching the age of 75. The Nominating and Corporate Governance Committee also believes that candidates for director should not have, nor appear to have, a conflict of interest that would impair the candidate’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board, the operating requirements of the Company and the long-term interests of stockholders, and the Nominating and Corporate Governance Committee has direct input from the Chairman of the board and the Chief Executive Officer.

Our Nominating and Corporate Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the Nominating and Corporate Governance Committee will consider issues of diversity among its members in identifying and considering nominees for director and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our Board and its committees. The Nominating and Corporate Governance Committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Core Scientific, Inc., 210 Barton Springs Road, Suite 300, Austin, Texas 78704 at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

Stockholders of the Company wishing to communicate with the Board or an individual director may send a written communication to the board or such director c/o Core Scientific, Inc., 210 Barton Springs Road, Suite 300, Austin, Texas 78704, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Code of Business Conduct and Ethics

We have adopted a code of conduct (the “Code of Conduct”) applicable to all employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available under the Governance section of our website at https://investors.corescientific.com. If we make any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Hedging Policy

Our Board has adopted an insider trading policy, which prohibits our employees, directors and certain consultants from engaging in hedging or monetization transactions with respect to our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our securities, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. EY has been engaged by us since the Auditor Change Effective Date (as defined below), and had been engaged by Legacy Core since 2019. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Marcum LLP (“Marcum”) audited XPDI’s consolidated financial statements as of and for the year ended December 31, 2021.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of EY to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on the matter at the Annual Meeting, will be required to ratify the selection of EY.

Change in Auditor

In connection with the Business Combination, on January 21, 2022, the Audit Committee approved the dismissal of Marcum as our independent registered public accounting firm, effective upon completion of Marcum’s audit of XPDI’s consolidated financial statements as of and for the year ended December 31, 2021, and the issuance of their report thereon (the “Auditor Change Effective Date”). The management communicated the Audit Committee’s decision to Marcum on January 21, 2022.

Marcum’s report of independent registered public accounting firm dated January 8, 2021, except for the subsequent events disclosed in Note 7, as to which the date is February 11, 2021, on the XPDI consolidated balance sheet as of December 31, 2020, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from December 29, 2020 (inception) through December 31, 2020, and the related notes to the financial statements did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about XPDI’s ability to continue as a going concern.

During the period from December 29, 2020 (XPDI’s inception) through December 31, 2020 and the subsequent interim period through January 21, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on XPDI’s financial statements for such periods. During the period from December 29, 2020 (XPDI’s inception) through December 31, 2020 and the subsequent interim period through January 21, 2022, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weakness in internal controls identified by management related to the accounting for a portion of the Class A Common Stock in permanent equity rather than temporary equity, which resulted in the restatement of XPDI’s financial statements as set forth in XPDI’s Forms 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 as filed with the SEC on May 25, 2021, August 23, 2021 and November 15, 2021, respectively.

We previously provided Marcum with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Marcum addressed to the SEC stating that it agrees with the above statements. This letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on January 24, 2022.

On January 21, 2022, the Audit Committee approved the engagement of EY as our independent registered public accounting firm, effective upon the Auditor Change Effective Date. EY previously served as the independent registered public accounting firm of Legacy Core prior to the Business Combination. During the period from December 29, 2020 (XPDI’s inception) through December 31, 2020 and the subsequent interim period through January 21, 2022, neither XPDI or Core, as applicable, nor anyone on behalf of XPDI or Core, as applicable, consulted with EY, on behalf of XPDI or Core, as applicable, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the financial statements of XPDI or Core, as applicable, or any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services

Marcum Fees

The following table represents aggregate fees billed to XPDI for the fiscal years ended December 31, 2021 and 2020 by Marcum.

	Year Ended December 31,
	2021	2020(1)
Audit Fees(2)	$284,800	$25,000
Audit-Related Fees(3)	—	—
Tax Fees(4)	—	—

Total Fees	$284,800	$25,000

(1)	XPDI incorporated as a blank check company in Delaware on December 29, 2020.
(2)

Consists of fees billed for professional services provided to XPDI in connection with the annual audit of XPDI’s consolidated financial statements, the review of its quarterly condensed consolidated financial statements, as well as audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits. The audit fees also include fees for professional services provided in connection with XPDI’s initial public offering, incurred during the fiscal year ended December 31, 2021, including consents and review of documents filed with the SEC.

(3)	We did not incur any audit-related frees with Marcum for the years ended December 31, 2021 or 2020.
(4)	We did not incur any audit-related, tax or other fees with Marcum for the years ended December 31, 2021 or 2020.

All fees described above were pre-approved by the Audit Committee. There were no services that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit).

Ernst & Young Fees

The following table sets forth the fees billed by Ernst & Young LLP for audit and other services rendered:

	Year Ended December 31,
	2021	2020
	(In thousands)
Audit Fees(1)	$8,770	$151
Audit-related Fees(2)	—	—
Tax Fees(3)	94	31
Other(4)	4	—

	$8,868	$182

(1)

Audit Fees consisted of fees incurred for services rendered for the annual audit and quarterly reviews of the Company’s consolidated financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings, including our Registration Statements on Form S-1 and Form S-4 and related to the Business Combination, shares registration, stock incentive plan registration and issuance of consents and similar matters.

(2)	Audit-related fees consist of fees incurred for consultation regarding financial accounting and reporting matters.
(3)	Tax fees for 2020 consist of tax compliance, tax advice and tax planning services. Tax fees for 2021 consist of tax advice and tax planning services.
(4)	All other fees consist of the cost of our subscription to an accounting research tool provided by Ernst & Young LLP.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services and permissible non-audit services subject to a de minimis exception. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Prior to the Business Combination, all of the services listed in the table above provided by Marcum were pre-approved by XPDI in accordance with its policies then in effect. Following the Business Combination, all of the services listed in the table above provided by EY were pre-approved by Core’s Audit Committee. Core’s Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

The following table sets forth information with respect to our executive officers and their ages as of the date of this Proxy Statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position
Michael Levitt	63	Chief Executive Officer and Co-Chair of the Board of Directors
Denise Sterling	57	Chief Financial Officer
Todd M. DuChene	58	EVP, General Counsel, Chief Compliance Officer and Secretary

Michael Levitt. Biographical information for Mr. Levitt is presented above under the caption “Information Regarding Director Nominees.”

Denise Sterling. Ms. Sterling has served as our Chief Financial Officer since April 2022. Ms. Sterling previously served as the Company’s Senior Vice President of Finance from May 2021 to April 2022. Before joining the Company, Ms. Sterling worked for Oportun, a Nasdaq-listed financial services company that leverages its digital platform to provide responsible consumer credit to hardworking people, as Senior Vice President of FP&A and Finance from June 2018 to May 2021. Ms. Sterling served in various tax and finance roles for Visa from 1995 to 2018, including as Senior Vice President of the Global Risk Management team from November 2016 to June 2018. Ms. Sterling holds a bachelor’s degree in accounting from San Francisco State University and a master’s degree in tax from Golden Gate University. She is a Certified Public Accountant.

Todd DuChene. Mr. DuChene has served as our EVP, General Counsel, Chief Compliance Officer and Secretary since January 2022. Mr. DuChene served as the General Counsel and Secretary of Legacy Core from April 2019 until the Business Combination. Prior to joining Legacy Core, Mr. DuChene served as Senior Vice President, General Counsel and Secretary and Chief Compliance Officer for FLIR Systems, Inc., an industrial and military technology company, from September 2014 to April 2019. Prior to joining FLIR, Mr. DuChene served as Executive Vice President, General Counsel and Secretary of Nuance Communications, Inc., a leading provider of speech recognition and related technology to enterprise, healthcare and mobile and consumer customers, where he was responsible for the legal, intellectual property, corporate governance and regulatory activities of the company, from October 2011 to September 2014. Previously, Mr. DuChene served as Senior Vice President, General Counsel and Secretary of National Semiconductor Corporation from January 2008 to October 2011, prior to its acquisition by Texas Instruments Inc. In addition, Mr. DuChene has served as General Counsel to each of Solectron Corporation, Fisher Scientific International Inc. (now ThermoFisher Scientific) and OfficeMax, Inc. Mr. DuChene began his legal career as a corporate lawyer with BakerHostetler in Cleveland, Ohio in 1988. Mr. DuChene holds a B.A. in Political Science from The College of Wooster and a J.D. from the University of Michigan Law School.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 28, 2022 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Applicable percentages are based on 316,243,371 shares outstanding on March 28, 2022, adjusted as required by rules promulgated by the SEC. Unless otherwise noted below, the address of each stockholder below is c/o Core Scientific, Inc., 210 Barton Springs Road, Suite 300, Austin, Texas 78704.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total
Named Executive Officers and Directors
Michael Levitt	22,055,350	(2)	7.0%
B. Kevin Turner	7,971,258		2.5%
Darin Feinstein	40,429,163	(3)	12.8%
Michael Trzupek(4)	—		—
Denise Sterling(5)	—		—
Todd M. DuChene	—		—
Jarvis Hollingsworth	—		—
Matt Minnis	30,711,802	(6)	9.7%
Stacie Olivares	—		—
Kneeland Youngblood	—		—
All current directors and executive officers as a group (8 individuals)	101,167,573		32.0%

(1)

This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G and Forms 3 and 4 filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 316,243,371 shares outstanding on March 28, 2022, adjusted as required by rules promulgated by the SEC.

(2)

Consists of (i) 210,853 shares of Core common stock held of record by Mr. Levitt, (ii) 41,468 shares of Core common stock held of record by HKM Investment LLC (“HKM”), (iii) an aggregate of 1,738,219 shares of Core common stock held of record by The MJL 2012 Younger Children Trust, modified as of March 21, 2021, and The MJL 2012 Older Children Trust, modified as of March 21, 2021, (iv) 3,835,366 shares of common stock held of record by The CS 1219 Trust, dated April 13, 2017, (v) 10,629,667 shares of Core common stock held of record by The MJL Revocable Trust, modified as of June 18, 2021, (vi) 800,212 shares of Core common stock held of record by The NBL Revocable Trust, modified as of June 18, 2021, (vii) 3,199,412 shares of Core common stock held of record by MJL Blockchain LLC (“MJL Blockchain”) and (viii) 1,600,153 shares of Core common stock issuable upon exercise of warrants within 60 days of March 28, 2022 held by Mr. Levitt. Mr. Levitt is the managing member of each of HKM and MJL Blockchain and a trustee of each of (i) The MJL 2012 Younger Children Trust, modified as of March 21, 2021, (ii) The MJL 2012 Older Children Trust, modified as of March 21, 2021, (iii) The CS 1219 Trust, dated April 13, 2017, (iv) The MJL Revocable Trust, modified as of June 18, 2021, and (v) The NBL Revocable Trust, modified as of June 18, 2021.

(3)

Consists of (i) 36,483,592 shares of Core common stock held of record by Mr. Feinstein, (ii) 974,301 shares of Core common stock held of record by Texas Blockchain 888 LLC (“Texas Blockchain”), (iii) 319,894 shares of Core common stock held of record by Red Moon 88, LLC (“Red Moon”) and (iv) 2,651,376 shares of Core common stock issuable upon exercise of options within 60 days of March 28, 2022 held by Mr. Feinstein. Mr. Feinstein has pledged 25,000,000 shares to certain lenders in connection with a financing arrangement. Mr. Feinstein is the managing member of each of Texas Blockchain and Red Moon. The principal business address of each of Texas Blockchain and Red Moon is 3753 Howard Hughes Pkwy, Suite 200, Las Vegas, NV 89169. Indicate number of pledged shares.
(4)	Mr. Trzupek resigned from the Company on April 4, 2022, effective immediately.
(5)	Ms. Sterling was appointed as Chief Financial Officer on April 4, 2022, effective immediately.
(6)

Consists of (i) 29,111,649 shares of Core common stock held of record by MPM Life, LLC (“MPM”) and (ii) 1,600,153 shares of Core common stock issuable upon exercise of warrants within 60 days of March 28, 2022 held by Mr. Minnis through MPM. Mr. Minnis is the managing member of MPM and is deemed to be the beneficial owner of the securities held by MPM.

EXECUTIVE COMPENSATION

As the context requires, any reference in this section of this Proxy Statement to “Core,” “we,” “us” or “our” refers to Legacy Core and its consolidated subsidiaries prior to the consummation of the Business Combination and/or to Core and its consolidated subsidiaries following the Business Combination, as applicable. All share counts in this section are shown on a pre-Business Combination basis.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we may adopt in the future may differ materially from any currently planned programs summarized in this discussion.

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the fiscal year ended December 31, 2021 were:

•	Michael Levitt, Chief Executive Officer;

•	Kevin Turner, former President and Chief Executive Officer;

•	Michael Trzupek, Executive Vice President and Chief Financial Officer; and

•	Todd M. DuChene, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary.

Summary Compensation Table

The following table provides information regarding total compensation awarded to, earned by, and paid to our named executive officers for services rendered to Legacy Core in all capacities for the fiscal years ended December 31, 2020 and 2021.

Name and Principal Position	Year	Salary($)(1)		Stock Awards($)(2)	All Other Compensation ($)		Total($)
Michael Levitt(3)	2021	30,824	(4)	160,664,903	—		160,695,727
Chief Executive Officer

B. Kevin Turner(5)	2020	300,000		9,716,229	33,217	(6)	10,049,446
Former President and Chief Executive Officer	2021	121,978	(7)	—	153,679	(8)	275,721

Michael Trzupek(9)	2020	75,000	(10)	13,803,152	—		13,878,152
EVP and Chief Financial Officer	2021	300,824		9,210,000	—		9,510,824

Todd M. DuChene	2020	300,000		795,049	—		1,095,049
EVP, General Counsel, Chief Compliance Officer and Secretary	2021	300,824		12,292,500	498,691	(11)	13,092,015

(1)	Salary amounts represent actual amounts earned during the fiscal year.
(2)

Amounts reported represent the aggregate grant date fair value of RSUs granted to the named executive officer during the fiscal year. The aggregate grant date fair value is based upon an estimate of Legacy Core common stock at the grant date. In accordance with the Financial Accounting Standard Board Accounting Standards Codification, Topic 718, or ASC Topic 718, recognition of compensation cost was deferred until consummation of the Business Combination. Assumptions used in the calculation of these amounts are included in the notes to Legacy Core’s audited consolidated financial statements included in our Current Report on Form 8-K/A filed with the SEC on March 31, 2022. These amounts do not reflect the actual economic value that may be realized by the named executive officers.

(3)	Mr. Levitt was not one of our named executive officers for the year ended December 31, 2020, and was appointed as Legacy Core’s Chief Executive Officer in May 2021.
(4)	The salary reported for Mr. Levitt represents a pro-rata portion of his salary in 2021. His annualized base salary for 2021 was $60,000.
(5)	Mr. Turner resigned as Legacy Core’s President and Chief Executive Officer in May 2021.
(6)	Amount shown consists of medical benefits of $32,325, and $64 group life insurance premiums and $828 out-of-pocket medical expenses incurred by Legacy Core for Mr. Turner.
(7)	The salary reported for Mr. Turner represents a pro-rata portion of his salary in 2021. His annualized base salary for 2021 was $300,000.
(8)	Amount shown consists of $17,217 COBRA payments and $136,462 severance payment upon the termination of Mr. Turner’s employment with Legacy Core.
(9)	Mr. Trzupek was appointed as Legacy Core’s Chief Financial Officer in September 2020. Mr. Trzupek resigned from his position on April 4, 2022, effective immediately.
(10)	The salary reported for Mr. Trzupek represents a pro-rata portion of his salary in 2020. His annualized base salary for 2020 was $300,000.
(11)	Amount shown represents $498,691 relocation expenses reimbursed by Legacy Core to Mr. DuChene.

Narrative Disclosure to Summary Compensation Table

Annual Base Salary

The compensation of Legacy Core’s named executive officers is generally determined and approved by the compensation committee of its board of directors. The base salaries of each of the named executive officers for the fiscal years ended December 31, 2020 and 2021 are listed in the table below.

Name	Fiscal Year 2020 Base Salary($)		Fiscal Year 2021 Base Salary($)
Michael Levitt	—	(1)	60,000
B. Kevin Turner	300,000		300,000
Michael Trzupek(2)	300,000		300,000
Todd M. DuChene	300,000		300,000

(1)	Mr. Levitt was not one of our named executive officers for the year ended December 31, 2020, and was appointed as Legacy Core’s Chief Executive Officer in May 2021.
(2)	Mr. Trzupek resigned from his position on April 4, 2022, effective immediately.

Annual Performance-Based Bonus Opportunity

From time to time, our Board or compensation committee may approve bonuses for our executive officers based on individual performance, company performance or as otherwise determined appropriate. For the fiscal years ended December 31, 2020 and 2021, Legacy Core’s executive officers were not eligible to receive performance-based cash bonuses.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including executive officers. The Board is responsible for approving equity grants.

To preserve cash and to incentivize exceptional performance from its executive officers, we have historically used RSUs as an incentive for long-term compensation to our executive officers. Our executives generally are awarded an initial grant in the form of RSUs in connection with their commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance. We may grant equity awards at such times as our Board determines appropriate.

Prior to the Business Combination, all RSUs were granted pursuant to (i) the Core Scientific, Inc. (f/k/a Mineco Holdings, Inc.) 2018 Omnibus Incentive Plan (as amended, the “2018 Plan”), (ii) the Blockcap, Inc. Equity Incentive Plan and (iii) the Amended and Restated 2018 Equity Incentive Plan (collectively, the “Legacy Core Plans”). For additional information regarding the equity awards held by the named executive officers as of December 31, 2021, please see the section below titled “—Outstanding Equity Awards at Fiscal Year-End of 2021.”

Following the closing of the Business Combination, we no longer grant equity incentive awards under the Legacy Core Plans.

Employment Agreements with Named Executive Officers

Michael Levitt. In October 2021, Legacy Core entered into an amended and restated employment agreement with Mr. Levitt, pursuant to which Mr. Levitt serves as our Chief Executive Officer. Mr. Levitt’s agreement provides for a base salary of $60,000 and an initial award of RSUs convertible into 8,400,000 shares of common stock, which was granted to Mr. Levitt in July 2021. In addition, pursuant to the terms of his agreement, Mr. Levitt was granted an award of 3,050,000 RSUs in connection with the Business Combination. Mr. Levitt also has the opportunity to earn an additional annual grant of up to 1,000,000 additional RSUs subject to achievement of certain performance metrics established by the Board. If, for certain period during the term of his agreement, the positive total shareholder return (“TSR”) of Core exceeds the TSR for the S&P 500 Index during the same period (“TSR Over Performance”), the Mr. Levitt is entitled to a bonus equal to the product of .0375 multiplied by the amount of the increase in Core equity value attributable to TSR Over Performance. The bonus amount is payable at the option and discretion of Core in cash, bitcoin or shares of common stock having a fair market value on the date of issue equal to the amount of the bonus. In the event Mr. Levitt’s employment is terminated by Core without Cause (as defined therein), by Mr. Levitt for Good Reason (as defined therein), by either party after a Change in Control (as defined therein), or as a result of a Non-Renewal (as defined below) by the Company, Mr. Levitt is entitled to the following severance benefits: (i) accrued and unpaid base salary, accrued benefits, and reimbursement of expenses as of the date of termination, (ii) base salary continuation for twelve months, (iii) bonus, if any, for the year in which the termination occurs in an amount equal to the target bonus amount approved by the Board, and (iv) a cash payment under COBRA equal to the full premium for actively employed executives of Core with the same level of coverage for twelve months following the date of termination. Mr. Levitt’s agreement continues until May 17, 2025, following which the agreement automatically renews for one additional year on each anniversary thereafter, unless, not less than ninety (90) days prior to the commencement of any such renewal term, either party has given written notice to the other that it does not wish to extend the agreement (a “Non-Renewal”).

Kevin Turner. In June 2018, Legacy Core entered into an employment agreement with Mr. Turner. The agreement provided for Mr. Turner to serve as Legacy Core’s President and Chief Executive Officer for an initial term of four years, commencing on July 1, 2018, which term automatically renewed for additional one-year terms unless either party notified the other party of its intention to terminate the agreement not less than ninety (90) days prior to the expiration of the current term. Mr. Turner resigned as Legacy Core’s President and Chief Executive Officer in May 2021. Pursuant to the agreement, Mr. Turner was entitled to an initial annual base salary of $300,000, which was reviewed and could have been adjusted by the Board on an annual basis. In addition, as contemplated by his agreement, Mr. Turner was granted 5,000,000 RSUs. Mr. Turner was entitled to certain severance benefits, the terms of which are described below under “-Potential Payments Upon Termination or Change in Control.” Mr. Turner was also eligible for standard benefits such as paid time off, reimbursement of business expenses, and to participate in employee benefit plans and programs.

Michael Trzupek. In September 2020, Legacy Core entered into a letter agreement with Mr. Trzupek. Mr. Trzupek’s agreement provides for a base salary of $300,000 and an initial award of RSUs convertible into 2,000,000 shares of common stock, which was granted to Mr. Trzupek in October 2020. His agreement also provides for payment equal to three months base salary if Mr. Trzupek’s employment is terminated by Core other than for Cause (as defined in his letter agreement). See also the section below titled “—Potential Payments upon Termination or Change in Control.”

Todd M. DuChene. In December 2018, Legacy Core entered into a letter agreement with Mr. DuChene, effective upon his first day of employment on April 1, 2019. Mr. DuChene’s agreement provides for a base salary of $300,000 and an initial award of RSUs convertible into 1,000,000 shares of common stock. His agreement also provides for payment equal to three months base salary if Mr. DuChene’s employment is terminated by Core other than for Cause (as defined in his letter agreement). See also the section below titled “-Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

Legacy Core has entered into certain agreements that will require Core to provide compensation to our named executive officers in the event of a termination of employment of Core.

In the event Mr. Levitt’s employment is terminated as a result of death or “Disability” (as defined in his agreement), or by Core without “Cause” (as defined in his agreement) or for “Good Reason” (as defined in his agreement), then all of the equity awards granted to Mr. Levitt during the term of his employment will become fully vested and exercisable as of the date of his termination. See also the section above titled “-Employment Agreements with Named Executive Officers.”

In the event of a termination of employment without “cause” (as defined in their respective offer letter), and subject to the delivery to Core of a general release of claims, each of Messrs. Trzupek and DuChene is entitled to three months of base salary. In addition, in the event Messrs. Trzupek and DuChene are terminated for any reason other than for “cause” (as defined in the 2018 Plan), all RSUs that have satisfied the time-based vesting condition as of the date of termination remain outstanding and eligible to fully vest for three years following the date of such termination, and, if the time-vested RSUs satisfy the transaction-based vesting condition prior to the third anniversary of the date of termination, the RSUs will be fully vested and will be settled through the issuance of common stock.

In May 2021, Mr. Turner executed a separation agreement, which provides for 12 months of base salary, and potential cash payments equal to the full premium for company-paid continuing health care benefits. As disclosed in the section above titled “—Summary Compensation Table,” Mr. Turner received COBRA payments in the amount of $17,217 and a severance payment of $136,462 upon the termination of his employment in 2021. In addition, Mr. Turner’s separation agreement provides that, as of Mr. Turner’s separation date, 9,037,500 RSUs had satisfied the time-based vesting condition, but these RSUs remain subject to the transaction-based vesting condition described in Note 11 to Legacy Core’s consolidated financial statements as of and for the years ended December 31, 2021 and 2020, which are included in the Current Report on Form 8-K/A, filed with the SEC on March 31, 2022. The transaction-based vesting condition must be satisfied within three years of Mr. Turner’s separation date. Further, under the terms of the 2018 Plan, the Board of Core may, in its sole discretion, provide for acceleration of the transaction-based vesting condition.

Outstanding Equity Awards at Fiscal Year-End of 2021

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2021.

	Stock Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested($)(2)
Michael Levitt(3)	July 2, 2021	July 2, 2021	13,441,056	(4)	146,664,000
B. Kevin Turner(5)	September 21, 2018	July 1, 2018	3,645,864	(5)	63,656,785
	October 1, 2018	July 1, 2018	2,187,477	(5)	38,193,348
	October 9, 2018	July 1, 2018	729,159	(5)	12,731,116
	July 31, 2019	July 1, 2019	500,000	(5)	8,730,000
	April 29, 2020	April 30, 2020	1,725,000	(5)	30,118,500
	August 24, 2020	August 25, 2020	250,000	(5)	4,365,000
Michael Trzupek(6)	October 1, 2020	September 21, 2020	3,300,000	(4)	34,920,000
	July 9, 2021	June 9, 2021	500,000	(4)	8,730,000
Todd M. DuChene	April 1, 2019	April 1, 2019	1,600,000	(7)	17,460,000
	June 12, 2020	June 12, 2020	400,000	(4)	4,365,000
	February 2, 2021	January 1, 2021	400,000	(4)	4,365,000
	July 9, 2021	June 24, 2021	800,000	(4)	8,730,000

(1)	All stock awards listed in this table represent RSUs granted pursuant to the 2018 Plan, the terms of which are described below under “—Equity Plan.”
(2)

This column represents the fair market value of a share of Core Common Stock of $17.46 as of December 31, 2021 as determined by its board of directors, multiplied by the amount shown in the column “Stock Awards-Number of Shares or Units of Stock that Have Not Vested.”

(3)	Mr. Levitt joined Legacy Core as Chief Executive Officer in May 2021.
(4)

One fourth of these RSUs vest on each of the first four anniversaries of the vesting commencement date, provided that the recipient remains in continuous service with us through each vesting date, and subject to the earlier to occur of (i) a change of control event, and (ii) an initial public offering of our equity securities.

(5)

Mr. Turner resigned as Legacy Core’s President and Chief Executive Officer in May 2021. Mr. Turner’s separation agreement provides that, as of Mr. Turner’s separation date, 9,037,500 RSUs had satisfied the time-based vesting condition, but these RSUs remain subject to the transaction-based vesting condition described in Note 11 to Legacy Core’s consolidated financial statements as of and for the years ended December 31, 2021 and 2020, which are included in the Current Report on Form 8-K/A, filed with the SEC on March 31, 2022. The transaction-based vesting condition must be satisfied within three years of Mr. Turner’s separation date.

(6)	Mr. Trzupek joined Legacy Core as Chief Financial Officer in September 2020.
(7)

One fourth of these RSUs vest on the one year anniversary of the vesting commencement date and 1/36 of the remaining RSUs vest monthly thereafter, provided that the recipient remains in continuous service with us through each vesting date, and subject to the earlier to occur of (i) a change of control event, and (ii) an initial public offering of our equity securities.

Other Compensation and Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, vision, life and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. Mr. Turner, Legacy Core’s former President and Chief Executive Officer, received reimbursements for certain medical (e.g., insurance premiums) and out-of-pocket expenses. We generally do not provide perquisites or personal benefits to the named executive officers.

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”), with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by Legacy Core during the fiscal years ended December 31, 2020 and 2021. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Emerging Growth Company

Core is an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its chief executive officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Equity Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options, restricted stock units and other equity-based awards helps us to attract, retain and motivate employees, consultants, and directors, and encourages them to devote their best efforts to our business and financial success. The principal features of our existing equity incentive plan are summarized below. This summary is qualified in its entirety by reference to the actual text of the plans, which are attached as Exhibits 10.10 through 10.13 to the registration statement of which this prospectus forms a part.

2021 Equity Incentive Plan

Eligibility

Any individual who is an employee of Core or any of its affiliates, or any person who provides services to Core or its affiliates, including members of Core’s Board, is eligible to receive awards under the 2021 Plan at the discretion of the plan administrator. All of Core’s full-time employees, directors and consultants are eligible to receive awards under the 2021 Plan following the Business Combination.

Awards

The 2021 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of Core’s affiliates.

Authorized Shares

The maximum number of shares of Core common stock that may be issued under the 2021 Plan will not exceed 45,000,000 shares of Core common stock. In addition, the number of shares of Core common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year, beginning on January 1, 2022 and continuing through and including January 1, 2031, in an amount equal to (1) 4% of the total number of shares of Core common stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of Core common stock determined by Core’s Board prior to the date of the increase. The maximum number of shares of Core common stock that may be issued upon the exercise of ISOs under the 2021 Plan is 45,000,000 shares.

Shares subject to stock awards granted under the 2021 Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2021 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the 2021 Plan. If any shares of Core common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by Core (1) because of the failure to vest, (2) to satisfy the exercise, strike or purchase price or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited, repurchased or reacquired will revert to and again become available for issuance under the 2021 Plan.

Non-Employee Director Compensation Limit

The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (1) $750,000 in total value or (2) if such non-employee director is first appointed or elected to Core’s Board during such calendar year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes and excluding distributions from a deferred compensation program.

Plan Administration

Core’s Board, or a duly authorized committee thereof, will administer the 2021 Plan and is referred to as the “plan administrator” herein. Core’s Board may also delegate to one or more of Core’s officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2021 Plan, Core’s Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Under the 2021 Plan, Core’s Board also generally has the authority to effect, without the approval of stockholders but with the consent of any materially adversely affected participant, (1) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (2) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (3) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options

ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2021 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of Core common stock on the date of grant. Options granted under the 2021 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with Core or any of Core’s affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with Core or any of Core’s affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with Core or any of Core’s affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Core common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of Core common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of Core common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of Core’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Core’s total combined voting power or that of any of Core’s parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards

Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of Core common stock, a combination of cash and shares of Core common stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with Core ends for any reason, Core may receive any or all of the shares of Core common stock held by the participant that have not vested as of the date the participant terminates service with Core through a forfeiture condition or a repurchase right.

Stock Appreciation Rights

Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of a share of Core common stock on the date of grant. A stock appreciation right granted under the 2021 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of Core common stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with Core or any of its affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with Core or any of its affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards

The 2021 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, Core common stock.

The performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or segments and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the plan administrator when the performance award is granted, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any portion of Core’s business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Core common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to holders of Core common stock other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under Core’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, Core’s Board may establish or provide for other adjustment items in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established.

Other Stock Awards

The plan administrator may grant other awards based in whole or in part by reference to Core common stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure

In the event there is a specified type of change in the capital structure of Core, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2021 Plan, (2) the class of shares used to determine the number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions

The following applies to stock awards under the 2021 Plan in the event of a corporate transaction (as defined in the 2021 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with Core or one of its affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by Core with respect to the stock award may be assigned to Core’s successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by Core with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by Core with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of Core common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.

Plan Amendment or Termination

Core’s Board has the authority to amend, suspend, or terminate the 2021 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of the Core stockholders. No ISOs may be granted after the tenth anniversary of the date XPDI’s board of directors adopted the 2021 Plan. No stock awards may be granted under the 2021 Plan while it is suspended or after it is terminated.

2018 Omnibus Incentive Plan should state no further grants under this plan

Core’s 2018 Plan was originally adopted by its Board and approved by its stockholders on May 18, 2018, and was amended on August 20, 2018; September 20, 2018; and June 20, 2020. The 2018 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other awards to eligible employees, non-employee directors and consultants. Awards granted under the 2018 Plan are generally subject to a minimum vesting period of at least one year commencing from the date of grant. The 2018 Plan was assumed by the post-combination company upon the closing of the Business Combination.

Authorized Shares. The maximum number of shares of Core common stock that may be issued under the 2018 Plan is 82,500,000 shares.

Plan Administration. Core’s Board, or a duly authorized committee thereof, is granted the authority to administer the 2018 Plan and is referred to as the “plan administrator” herein. Core’s Board may also delegate to one or more of Core’s officers the authority to grant awards and/or execute agreements or other documents on behalf of the plan administrator. Under the 2018 Plan, Core’s Board has the authority to:

•	select the eligible individual to whom awards may be granted;

•	determine whether and to what extent awards are to be granted to eligible individuals;

•	determine the number of shares of common stock to be covered by each award;

•	determine the terms and conditions of awards (including exercise price, purchase price, vesting schedule or acceleration thereof, and forfeiture restrictions or waiver thereof);

•	determine the amount of cash to be covered by each award;

•

determine whether, to what extent and under what circumstances grants of awards under the 2018 Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the 2018 Plan;

•	determine whether and under what circumstances, options may be settled in cash, common stock, and/or restricted stock;

•	determine whether an option is an ISO or NSO;

•

determine whether to require a participant not to sell or otherwise dispose of shares acquired pursuant to the exercise of an award for a period of time as determined by the plan administrator, in its sole discretion, following the date of the acquisition of such award;

•	modify, extend or renew an award; and

•	determine whether, to what extent and under what circumstances to provide loans to participants in order to exercise options under the 2018 Plan.

Under the 2018 Plan, the plan administrator may modify, extend or renew options (provided that the rights of a participant are not reduced without the participant’s consent) and accept the surrender of outstanding stock options and authorize the grant of substitute options.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of Core common stock on the date of grant. Options granted under the 2018 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2018 Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with Core or any of Core’s affiliates ceases due to an involuntary termination without cause or resignation for good reason, the option holder may generally exercise any vested options for a period of ninety (90) days following the cessation of service. If the option holder’s service relationship with Core or any of Core’s affiliates ceases due to a voluntary resignation, the option holder may generally exercise any vested options for a period of thirty (30) days following the cessation of service. Exercise periods may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an option holder’s service relationship with Core or any of Core’s affiliates ceases due to death or disability, the option holder or a beneficiary may generally exercise any vested options for a period of one (1) year following the date of death or disability. Provided, however, that in the event of a participant’s termination by reason of disability, if the participant dies within such exercise period, all unexercised vested options may be exercised for a period of one (1) year from the date of such death. In the event of a termination for cause or a voluntary termination after the occurrence of an event that would be grounds for a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Core common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of Core common stock owned by the option holder, (4) a net exercise of the option if it is an NSO, or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will or the laws of descent and distribution.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Core common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of Core’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Core’s total combined voting power or that of any of Core’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. A restricted stock unit award may be subject to time-based and/or transaction-based vesting conditions as determined by the plan administrator. The plan administrator may, in its sole discretion, provide for acceleration of such vesting conditions. A restricted stock unit award may be settled as determined by the plan administrator, including by cash, shares, other awards, other property or any combination thereof. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Upon a participant’s termination, except as otherwise provided in the applicable award agreement, restricted stock units still subject to restriction will be forfeited in accordance with the terms and conditions established by the plan administrator.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Upon a participant’s termination, except as otherwise provided in the applicable award agreement, restricted stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the plan administrator.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Core common stock on the date of grant. Stock appreciation rights may be settled in cash or shares of Core common stock.

The plan administrator determines the term of stock appreciation rights granted under the 2018 Plan, up to a maximum of 10 years. If a participant’s service relationship with Core or any of Core’s affiliates ceases due to an involuntary termination without cause or resignation for good reason, the participant may generally exercise any vested stock appreciation right for a period of ninety (90) days following the cessation of service. If the participant’s service relationship with Core or any of Core’s affiliates ceases due to a voluntary resignation, any vested stock appreciation right may be exercised for a period of thirty (30) days following the cessation of service. Exercise periods may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with Core, or any of Core’s affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of one (1) year from the date of death or disability. Provided, however, that in the event of a participant’s termination by reason of disability, if the participant dies within such exercise period, all unexercised vested stock appreciation rights may be exercised for a period of one (1) year from the date of such death. In the event of a termination for cause or a voluntary termination after the occurrence of an event that would be grounds for a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2018 Plan permits the grant of performance awards that may be settled in stock or cash. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance goals may be based on one or more Company, divisional, individual or other performance conditions determined by the plan administrator in its sole discretion.

Other Awards. The plan administrator may grant other stock-based awards based in whole or in part by reference to Core common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards. The plan administrator may grant other cash-based awards to eligible individuals in such amounts, on such terms and conditions, and for such consideration, as it shall determine in its sole discretion.

Changes to Capital Structure. In the event there is a specified type of change in Core’s capital structure, such as a stock split, recapitalization, then the respective exercise prices for outstanding awards that provide for a participant elected exercise, the number of shares of Core common stock covered by outstanding awards and the number of share of common stock reserved for issuance under the 2018 Plan shall be appropriately adjusted by the plan administrator to prevent dilution or enlargement of the rights granted to, or available for, participants under the 2018 Plan.

In the event of a Reorganization (as defined in the 2018 Plan) subject to the provisions related to a “Change in Control,” as described below, the aggregate number or kind of securities thereafter that may be issued under the 2018 Plan, the number or kind of securities or other property (including cash) to be issued pursuant to awards granted under the 2018 Plan (including as a result of the assumption of the 2018 Plan and the obligations hereunder by a successor entity, as applicable) or the purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, participants under the 2018 Plan.

Change in Control. Awards granted under the 2018 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between Core or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur. Under the 2018 Plan, a change in control is generally (1) the sale or disposition of all or substantially all of the assets of the Company and its subsidiaries, or (2) if any person or group is or becomes the beneficial owner of more than 50% of the total voting power of the voting equity of the Company.

In the event of a Change in Control, except as otherwise provided in an award agreement, a participant’s unvested awards will not vest automatically and will be treated in accordance with one or more of the following methods, as determined by the plan administrator:

•	awards may be continued, assumed, or have new rights substituted therefore;

•	the plan administrator may provide for the purchase of any awards by the Company or an Affiliate for cash;

•

the plan administrator may, in its sole discretion, terminate all outstanding and unexercised options, stock appreciation rights, or any other stock-based award that provides for a Participant elected exercise; and/or

•	the plan administrator may, in its sole discretion, provide for accelerated vesting or lapse of restrictions.

Plan Amendment or Termination. Core’s Board has the authority to amend, suspend, or terminate the 2018 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of Core’s stockholders.

2021 Employee Stock Purchase Plan

Purpose

The purpose of the ESPP is to provide a means by which eligible employees of Core and certain designated companies may be given an opportunity to purchase shares of Core common stock following the Closing, to assist Core in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for Core’s success.

The Plan includes two components: a 423 Component and a Non-423 Component. Core intends that the 423 Component will qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by Core’s Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

Share Reserve

The maximum number of shares of Core common stock that may be issued under the ESPP is 1,000,000 shares. Additionally, the number of shares of Core common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year, beginning on January 1, 2022 and continuing through and including January 1, 2031, by the lesser of (1) 1% of the total number of shares of Core common stock outstanding on December 31 of the preceding calendar year, (2) 1,000,000 shares of Core common stock, or (3) such lesser number of shares of Core common stock as determined by Core’s Board. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the ESPP.

Administration

Core’s Board, or a duly authorized committee thereof, will administer the ESPP.

Limitations

Core employees and the employees of any of its designated affiliates will be eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with Core or one of its affiliates for more than 20 hours per week and for five or more months per calendar year or (2) continuous employment with Core or one of its affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, Core’s Board may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. All the 205 employees of Core (as of December 31, 2021) are be eligible to participate in the ESPP following the Closing. An employee may not be granted rights to purchase stock under the ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of Core stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of Core stock for each calendar year that the rights remain outstanding.

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months, and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of Core common stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of Core common stock on any purchase date during the offering period is less than or equal to the fair market value of a share of Core common stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.

A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.

Payroll Deductions

The ESPP permits participants to purchase shares of Core common stock through payroll deductions of up to 15% of their earnings. Unless otherwise determined by the administrator, the purchase price per share will be 85% of the lower of the fair market value of a share of Core Common Stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares, without interest. Participation ends automatically upon termination of employment with Core and its related affiliates.

Withdrawal

Participants may withdraw from an offering by delivering a withdrawal form to Core and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the administrator. Upon such withdrawal, Core will distribute to the employee such employee’s accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.

Termination of Employment

A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by Core or any of its parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, Core will distribute to the participant such participant’s accumulated but unused contributions, without interest.

Corporate Transactions

In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.

Amendment and Termination

Core’s Board has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of the Core stockholders. Any benefits privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by Core’s Board in accordance with the terms of the ESPP.

NON-EMPLOYEE DIRECTOR COMPENSATION

As the context requires, any reference in this section of this Proxy Statement to “Core,” “we,” “us” or “our” refers to Legacy Core and its consolidated subsidiaries prior to the consummation of the Business Combination and/or to Core and its consolidated subsidiaries following the Business Combination, as applicable. All share counts in this section are shown on a pre-Business Combination basis.

With respect to the years ended December 31, 2020 and 2021, except as set forth below, Legacy Core did not have formal arrangements under which its non-employee directors receive compensation for their service on Legacy Core’s Board or its committees. Legacy Core’s policy was to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. Other than Matthew Bishop, none of the members of the board of directors of Legacy Core received any additional compensation for service as a director for the fiscal year ended December 31, 2020. Other than Matthew Bishop and Jarvis Hollingsworth, none of the members of the board of directors of Legacy Core received any additional compensation for service as a director for the fiscal year ended December 31, 2021. In connection with his appointment as Legacy Core’s Co-Chair in July 2021, Darin Feinstein, who also serves as our Chief Vision Officer, received a retainer of $60,000.

Director Compensation Table

The following table sets forth information regarding the compensation earned by or paid to Mr. Bishop and Mr. Hollingsworth as directors during the fiscal years ended December 31, 2020 and 2021.

Name	Stock awards ($)(1)		Total($)
Matthew Bishop(2)	95,000	(3)	95,000
	921,000	(4)	921,000
Jarvis Hollingsworth(5)	4,060,000	(6)	4,060,000

(1)

The amount reported represents the aggregate grant date fair value of the RSUs granted during the fiscal year ended December 31, 2020 under the 2018 Plan, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to Legacy Core’s audited consolidated financial statements included in our Current Report on Form 8-K/A filed with the SEC on March 3, 2022. These amounts do not reflect the actual economic value that may be realized by the non-employee director. As of December 31, 2020, Mr. Bishop held 625,000 RSUs all of which are subject to forfeiture if the transaction vesting condition of the award is not met on or before March 31, 2024.

(2)

Mr. Bishop was appointed to the board of directors of Legacy Core in March 2020. Prior to that, Mr. Bishop served as Legacy Core’s Chief Administrative Officer, in which capacity Mr. Bishop was paid $133,077 during 2020.

(3)

During the fiscal year ended December 31, 2020, Mr. Bishop was granted 50,000 RSUs in connection with his service on the board of directors of Legacy Core. These RSUs have satisfied the time-based vesting condition on April 1, 2021, but remain subject to the earlier to occur of (i) a change of control event, and (ii) an initial public offering of our equity securities, provided that the recipient remains in continuous service with us through such vesting date.

(4)

During the fiscal year ended December 31, 2021, Mr. Bishop was granted 50,000 RSUs in connection with his service on the board of directors of Legacy Core. One fourth of these RSUs vest on each of the first four anniversaries of April 1, 2021, provided that the recipient remains in continuous service with us through each vesting date, and subject to the earlier to occur of (i) a change of control event, and (ii) an initial public offering of our equity securities.

(5)	Mr. Hollingsworth was appointed to the board of directors of Legacy Core in July 2021.

(6)

During the fiscal year ended December 31, 2021, Mr. Hollingsworth was granted 250,000 RSUs in connection with his service on the board of directors of Legacy Core. One fourth of these RSUs vest on each of the first four anniversaries of July 15, 2021, provided that the recipient remains in continuous service with us through each vesting date, and subject to the earlier to occur of (i) a change of control event, and (ii) an initial public offering of our equity securities.

The board of directors of Legacy Core approved the following non-employee director compensation program that became effective upon the closing of the Business Combination.

Each non-employee director is eligible to receive annual cash retainers for their service on our Board and committees as follows. An eligible director may make a timely election to receive all or a portion of his or her annual cash retainer in the form of shares of common stock. In addition, we reimburse reasonable expenses incurred by our non-employee directors in connection with attendance at Board or committee meetings.

1.	Annual Board Service Retainer:

a.	All Eligible Directors: $150,000

b.	Lead Director: $200,000

2.	Annual Committee Chair Service Retainer:

a.	Chair of the Audit Committee: $20,000

b.	Chair of the Compensation Committee: $20,000

c.	Chair of the Corporate Governance and Nominating Committee: $20,000

3.	Annual Committee Member Service Retainer (not applicable to Committee Chairs):

a.	Member of the Audit Committee: $10,000

b.	Member of the Compensation Committee: $10,000

c.	Member of the Nominating and Corporate Governance Committee: $10,000

For each non-employee director who is first elected or appointed to the Board following the Business Combination, on the date of such director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the director will be automatically, and without further action by the Board or the Compensation Committee of the Board, granted RSUs with respect to shares of common stock with an aggregate Fair Market Value (as defined in the Incentive Plan) as of the grant date equal to $500,000 (the “Initial RSU Grant”). The Initial RSU Grant will vest over a four-year period, with one-fourth of the Initial RSU Grant vesting on each anniversary of the grant date, such that the Initial RSU Grant is fully vested on the fourth anniversary of the date of grant, subject to the director’s Continuous Service (a defined in the Incentive Plan) through each such vesting date.

Further, on the date of each annual stockholder meeting of the Company held after the Business Combination, each non-employee director who continues to serve as a non-employee member of the Board following such annual meeting (excluding any director who is first appointed or elected by the Board at the annual meeting) will be automatically, and without further action by the Board or the Compensation Committee of the Board, granted RSUs with respect to shares of common stock with an aggregate Fair Market Value as of the grant date equal to $150,000 (the “Annual RSU Grant”). The Annual RSU Grant will vest in full on the earlier of the date of the following year’s annual meeting (or the date immediately prior to the next annual meeting if the non-employee director’s service as a director ends at such annual meeting due to the director’s failure to be re-elected or the director not standing for re-election), subject in all cases to such director’s Continuous Service through such vesting date. No director may receive an Annual RSU Grant in the same fiscal year as the receipt of the Initial RSU Grant.

The foregoing summary is qualified in its entirety by reference to the text of the form of the Non-Employee Director Compensation Policy of Core Scientific, Inc., a copy of which is attached as Exhibit 10.14 to the registration statement of which this prospectus forms a part.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation limits a directors’ liability to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we entered into separate indemnification agreements with its directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at its request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our certificate of corporation and our bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides certain information with respect to all of Legacy Core’s equity compensation plans in effect as of December 31, 2021. Information is included for equity compensation plans approved by Legacy Core’s shareholders. Legacy Core do not have any equity compensation plans not approved by its shareholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	132,699,822	(1)	$8.73	(2)	46,000,000	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	132,699,822		$8.73		46,000,000

(1)

Includes the Legacy Core Plans, but does not include future rights to purchase common shares under our 2021 Employee Stock Purchase Plan (“2021 ESPP”), which depend on a number of factors described in our 2021 ESPP and will not be determined until the end of the applicable purchase period.

(2)

The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account shares of common stock underlying restricted stock units, which have no exercise price.

(3)

Includes the 2021 Equity Incentive Plan (the “2021 Plan”) and 2021 ESPP. Stock options or other share awards granted under the Legacy Core Plans that are forfeited, terminated, expired or repurchased do not become available for issuance under the 2021 Plan. In accordance with the terms of the 2021 Plan and the 2021 ESPP, the total number of our shares of common stock reserved for issuance thereunder will automatically increase on January 1st of each year in an amount equal to 4.0% and 1.0%, respectively, of the total number of shares of capital stock outstanding on December 31st of the preceding year. The number of shares of common stock available for issuance under the 2021 Plan and the 2021 ESPP is expected to be increased on January 1, 2023 pursuant to these provisions.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

The following is a summary of transactions since January 1, 2021, to which XPDI and Legacy Core, as applicable, have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of XPDI’s or Legacy Core’s, as applicable, total assets as of December 31, 2020 and 2021, and in which any of their directors, executive officers or holders of more than 5% of any class of capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Certain Relationships and Related Person Transactions—XPDI

Founder Shares

In December 2020, XPDI Sponsor LLC, a Delaware limited liability company (the “Sponsor”) paid $25,000 to cover for certain offering costs on behalf of XPDI in exchange for issuance of 7,187,500 shares of XPDI’s Class B common stock, par value $0.0001 per share (the “Founder Shares”). In January 2021, the Sponsor transferred 30,000 Founder Shares to each of Paul Dabbar, Paul J. Gaynor, Colleen Sullivan, and Scott Widham, XPDI’s independent directors. In February 2021, XPDI effected a share capitalization of 1,437,500 shares of its Class B common stock, resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization. Pursuant to previously agreed terms, in January 2022, the Sponsor sold an aggregate of 1,552,500 Founder Shares to certain funds and accounts managed by subsidiaries of BlackRock, Inc. (i.e. The Obsidian Master Fund, HC NCBR Fund and Blackrock Credit Alpha Master Fund L.P.) (collectively, the “anchor investors”) in connection with the Business Combination for an aggregate purchase price of approximately $4,500, or approximately $0.003 per share. Immediately prior to the effective time of the Business Combination, each share of XPDI Class B common stock automatically converted into one share of Core common stock.

Pursuant to certain lock-up agreements entered into in connection with the Business Combination and the governance documents of Core, the holders of Founder Shares agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the closing of the Business Combination; and (B) subsequent to the Business Combination (x) if the last reported sale price of the Core common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after the closing of the Business Combination or (y) the date on which Core completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of the current holders of the Founder Shares with respect to any Founder Shares. These lock-up restrictions were waived by the Board of Core on February 24, 2022, as a result of which 282,311,836 shares of Core common stock became eligible for sale in the public market at the opening of trading on March 10, 2022 (subject to trading limitations on shares held by affiliates of the Company, compliance with securities laws, continued vesting of any unvested equity awards as of such date, and the Company’s insider trading policy).

Private Placement Warrants

The Sponsor and the anchor investors purchased an aggregate of 6,266,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant, or approximately $9.4 million in the aggregate in a private placement that occurred simultaneously with the closing of the initial public offering of XPDI (the “IPO”). Each Private Placement Warrant is exercisable for one whole share of Core common stock at a price of $11.50 per share.

The purchasers of the Private Placement Warrants agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants (except to permitted transferees) until 30 days after the closing of the Business Combination. These restrictions expired on February 18, 2022.

Related Party Loans

On December 31, 2020, the Sponsor agreed to loan XPDI an aggregate of up to $300,000 to cover expenses related to the IPO of XPDI pursuant to a promissory note (the “Sponsor Note”). This loan was non-interest bearing and payable upon the completion of the IPO of XPDI. As of February 12, 2021, XPDI had borrowed a total of approximately $90,000 under the Sponsor Note. On February 15, 2021, XPDI repaid the Sponsor Note in full.

In addition, in order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of XPDI’s officers and directors may, but are not obligated to, loan XPDI funds as may be required (“Working Capital Loans”). If XPDI completes a business combination, XPDI would repay the Working Capital Loans out of the proceeds of the Trust Account released to XPDI. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, XPDI may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a business combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of the closing of the Business Combination, XPDI had no borrowings under the Working Capital Loans.

Administrative Services Agreement

Commencing on the effective date of the registration statement for the IPO of XPDI through the closing date of the Business Combination, XPDI agreed to pay affiliates of the Sponsor a total of $20,000 per month for office space, administrative and support services. During the year ended December 31, 2021, XPDI incurred $220,000 of such fees. As of December 31, 2021, XPDI had $220,000 payable in connection with such agreement.

Payments to Insiders

The Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on XPDI’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. XPDI’s audit committee will review on a quarterly basis all payments that were made by it to the Sponsor, directors, officers or XPDI’s or any of their affiliates. As of December 31, 2021, the payments to insiders totaled approximately $69,000.

Business Combination Payments

XPDI made a cash payment to XMS Capital Partners, LLC (“XMS Capital”) or its affiliates for any financial advisory, placement agency or other similar investment banking services that XMS Capital or its affiliates provided to XPDI in connection with the Business Combination, and reimbursed XMS Capital or its affiliates for any out-of-pocket expenses incurred by them in connection with the performance of such services.

Advisory Services Agreements

In September and October of 2021, XPDI entered into advisory services agreements with four unaffiliated financial advisors, two of which were terminated in January 2022, pursuant to which payments of $0.8 million in the aggregate were paid upon the closing of the Business Combination.

Certain Relationships and Related Person Transactions—Core Scientific

Warrants

In March 2020, in connection with certain bridge financings, Legacy Core issued warrants to Mr. Turner and Mr. Levitt, each exercisable for 2,000,000 shares of common stock at any time for two years following the issuance. The exercise price of the common stock issuable under such warrants is $1.34 per share. On January 18, 2022, Legacy Core’s Board extended the exercise window for these warrants to the latter of January 20, 2023 or the expiration the applicable lock-up period.

Related Party Commercial Relationships

Executive Officers and Directors

In July 2019, Legacy Core entered into an ongoing commercial relationship with one of its customers, Gilley Enterprises, LLC (“Gilley”), where Gilley purchases hosting services from Legacy Core on an ongoing basis. Jeff Pratt, Core’s Senior Vice President of Operations and Finance is a shareholder in Gilley. James Cleveland, Legacy Core’s Chief Power Officer is a shareholder in Gilley. Pursuant to the arrangement, Legacy Core is paid on average approximately $41,300 per month in hosting fees.

In October 2019, Legacy Core entered into an ongoing commercial relationship with one of its customers, UnionJack LLC (“UnionJack”), where UnionJack purchases hosting services from Legacy Core on an ongoing basis. Kevin Turner, Legacy Core’s former President and Chief Executive Officer, and a former member of Legacy Core’s board of directors, is a shareholder in UnionJack. Matthew Bishop, a member of Legacy Core’s board of directors, serves as director of UnionJack. Pursuant to the arrangement, Legacy Core is paid approximately $45,000 per month in hosting fees.

In December 2020, Legacy Core entered into hosting services arrangements with a then-customer, Blockcap, before Legacy Core acquired Blockcap on July 30, 2021. Pursuant to the arrangements, Blockcap purchased hosting services from Legacy Core. Darin Feinstein, an owner of greater than 5% of Legacy Core’s capital stock and the Co-Chair of Legacy Core’s board of directors, held an approximately 12% equity ownership interest in Blockcap. Kevin Turner, Legacy Core’s former President and Chief Executive Officer, and a former member of Legacy Core’s board of directors, is a shareholder in Blockcap. Matthew Minnis, a member of Core’s Board, is a shareholder in Blockcap. Michael Levitt, Core’s Chief Executive Officer, Co-Chair of its Board, and a member of its Board, is a shareholder in Blockcap. James Cleveland, Core’s Chief Power Officer, is an optionholder in Blockcap. Jeff Pratt, Core’s Senior Vice President of Operations and Finance, is an optionholder in Blockcap. Sharon Orlopp, Core’s Chief Human Resources Officer, is an optionholder in Blockcap. Russel Cann, Core’s Chief Customer Success Officer, is an optionholder in Blockcap. Taras Kulyk, Core’s Senior Vice President of Blockchain Business Development, is an optionholder in Blockcap. Pursuant to the arrangement, Legacy Core was paid on average approximately $2,000,000 per month in hosting fees.

In May 2021, Legacy Core entered into an ongoing commercial relationship with one of its customers, GEM Mining 2 LLC (“GEM 2”), where GEM 2 purchases hosting services from Legacy Core on an ongoing basis. Russell Cann, Core’s Chief Customer Success Officer, is the Managing Member of GEM 2. Pursuant to the arrangement, Legacy Core is paid on average approximately $76,800 per month in hosting fees.

BCV Entities

Darin Feinstein, the Co-Chair of Core’s Board, owns greater than 5% of Core’s capital stock through BCV 55 LLC, BCV 66 LLC and BCV 77 LLC (collectively, the “BCV Entities”), in which Mr. Feinstein is the leading shareholder. Kevin Turner, Core’s former President and Chief Executive Officer, and a former member of Legacy Core’s board of directors, is a shareholder in BCV Entities. Michael Levitt, Core’s Chief Executive Officer, Co-Chair of its board of directors, and a member its board of directors, is also a shareholder in BCV

Entities through HKM Investment LLC and OYM LLC. Matthew Minnis, a member of Core’s board of directors, is a shareholder in BCV Entities through MPM Life, LLC. Russel Cann, Core’s Chief Customer Success Officer, is a shareholder in BCV entities. Aber Whitcomb, a former member of Legacy Core’s board of directors, is a shareholder in BCV Entities. Entities owned, controlled or affiliated with the BCV Entities entered into the following commercial relationships with Legacy Core since January 1, 2019:

In February 2020, Legacy Core entered into a commercial relationship with one of its customers, RME Black 88, LLC (“RME Black 88”), where RME Black 88 purchases hosting services from Legacy Core on an ongoing basis. BCV Entities has an indirect material interest in RME Black 88, as Darin Feinstein, the Managing Member of RME Black 88 is the leading shareholder in BCV Entities. Prior to RME Black 88 entering into an assignment and assumption agreement with Blockcap, Legacy Core was paid on average approximately $150,000 per month in hosting fees pursuant to the relationship.

In April 2020, Legacy Core entered into a commercial relationship with one of its customers, RME Black 100, LLC (“RME Black 100”), where RME Black 100 purchases hosting services from Legacy Core on an ongoing basis. BCV Entities has an indirect material interest in RME Black 100, as Darin Feinstein, the Managing Member of RME Black 100 is the leading shareholder in BCV Entities. Prior to RME Black 100 entering into an assignment and assumption agreement with Blockcap, Legacy Core was paid on average approximately $440,000 per month in hosting fees pursuant to the arrangement.

In May 2020, Legacy Core entered into a commercial relationship with one of its customers, RME Black 200, LLC (“RME Black 200”), where RME Black 200 purchases hosting services from Legacy Core on an ongoing basis. BCV Entities has an indirect material interest in RME Black 200, as Darin Feinstein, the Managing Member of RME Black 100 is the leading shareholder in BCV Entities. Prior to RME Black 200 entering into an assignment and assumption agreement with Blockcap, Legacy Core was paid on average approximately $440,000 per month in hosting fees pursuant to the arrangement.

In August 2020, Legacy Core entered into a commercial relationship with one of its customers, BEP 888, LLC (“BEP 888”), where BEP 888 purchases hosting services from Legacy Core on an ongoing basis. Matt Minnis, an indirect shareholder in BCV Entities, serves as the General Partner of BEP 888. Prior to BEP 888 entering into an assignment and assumption agreement with Blockcap, Legacy Core was paid on average approximately $29,000 per month in hosting fees pursuant to the arrangement.

The BCV Entities were dissolved in January 2022 prior to the closing of the Business Combination, as a result of which the BCV Entities distributed their interests in Legacy Core to respective members of the BCV Entities, including Darin Feinstein, Chief Vision Officer and Co-Chair of the Board of Core, Michael Levitt, Chief Executive Officer and Co-Chair of the Board of Core, and Matt Minnis, a member of the Board of Core.

Legacy Core/Blockcap Merger

On July 15, 2021, Legacy Core entered into an Agreement and Plan of Merger (the “Legacy Core/Blockcap merger agreement”) by and among Legacy Core, Block Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Legacy Core (“Blockcap Merger Sub”), Blockcap and Harlin Dean, solely in his capacity as the representative of the Blockcap stockholders, pursuant to which Blockcap Merger Sub merged with and into Blockcap, with Blockcap surviving the merger as a wholly owned subsidiary of Legacy Core. This merger was consummated on July 30, 2021. Upon consummation of the merger, Legacy Core stockholders owned approximately 66.67% of the company formed by combining Legacy Core with Blockcap and former Blockcap stockholders owned approximately 33.33% of such combined company.

In connection with the merger, Legacy Core issued an aggregate amount of 81,032,304 shares of Legacy Core common stock to Blockcap stockholders in accordance with the exchange ratio set forth in the Legacy Core/Blockcap merger agreement. At the effective time of the merger, (i) each share of Blockcap common stock issued and outstanding as of immediately prior to the effective time of the merger (other than any dissenters’ shares, Blockcap treasury shares and Blockcap restricted shares) was automatically cancelled and extinguished and collectively converted into the right to receive a number of shares of Core common stock equal to the exchange ratio set forth in the Legacy Core/Blockcap merger agreement; (ii) each Blockcap restricted share was converted into a right to receive restricted shares of Core common stock on the same terms and conditions (including applicable vesting conditions) as were set forth in the applicable award agreement pursuant to which such Blockcap restricted share was granted and in effect as of immediately prior to the effective time of the merger, in a number equal to the exchange ratio set forth in the Legacy Core/Blockcap merger agreement; and (iii) each Blockcap option was assumed by Legacy Core and converted into an option to purchase shares of Legacy Core common stock on the same terms and conditions (including applicable vesting conditions) as were set forth in the applicable award agreement pursuant to which such Blockcap option was granted and in effect as of immediately prior to the effective time of the merger on terms set forth in the Legacy Core/Blockcap merger agreement.

As of the effective time of the merger, (i) Mr. Michael Levitt, Core’s Chief Executive officer, Chairman of its Board, and a member of its board of directors, indirectly owned approximately 0.07% of Blockcap on a fully-diluted basis, and as such received consideration upon the consummation of the merger; and (ii) Mr. Matthew Minnis, a member of Core’s board of directors, indirectly owned approximately 6.17% of Blockcap on a fully-diluted basis, and as such received consideration upon the consummation of the merger. Certain other officers of Core, Messrs. Cleveland, Pratt, Adams, Cann, Kulyk and Ms. Orlopp were granted options in Blockcap.

Blockcap Secured Demand Promissory Note

On June 30, 2021, Legacy Core issued a Secured Demand Promissory Note (the “Blockcap Note”), in an aggregate principal amount of $16.2 million to Blockcap for outstanding amounts owed pursuant to certain equipment invoices. The Blockcap Note accrues interest at a rate of 10% compounded annually and was due on July 14, 2021. On July 16, 2021, the Blockcap Note was amended to extend the maturity date to July 23, 2021. The Blockcap Note was secured by the purchased equipment. Darin Feinstein, an owner of greater than 5% of Core’s capital stock and the Co-Chair of Core’s Board, held an approximately 12% equity ownership interest in Blockcap. Kevin Turner, Legacy Core’s former President and Chief Executive Officer, and a former member of Legacy Core’s board of directors, is a shareholder in Blockcap. Matthew Minnis, a member of Core’s Board, is a shareholder in Blockcap. Michael Levitt, a member of Core’s Board, is a shareholder in Blockcap. James Cleveland, Core’s Chief Power Officer, is an optionholder in Blockcap. Jeff Pratt, Core’s Senior Vice President of Operations and Finance, is an optionholder in Blockcap. Sharon Orlopp, Core’s Chief Human Resources Officer, is an optionholder in Blockcap. Russel Cann, Core’s Chief Revenue Officer and Managing Director of Business Development, is an optionholder in Blockcap. Taras Kulyk, Core’s Senior Vice President of Blockchain Business Development, is an optionholder in Blockcap. As of July 30, 2021, the total principal outstanding was approximately $32.7 million and the amount of accrued interest on the Blockcap Note was approximately $260,000.

Support Agreements

In connection with the entry into the Merger Agreement, XPDI, Legacy Core and certain Legacy Core stockholders, including holders affiliated with members of the Legacy Core board of directors and beneficial owners of greater than 5% of Legacy Core’s capital stock, entered into certain support agreements, whereby such Legacy Core stockholders agreed to, among other things, vote all of their shares of Legacy Core’s capital stock in favor of the approval and adoption of the transactions contemplated by the Merger Agreement.

Amended and Restated Registration Rights Agreement

In connection with the closing of the Business Combination, Core, the Sponsor, the former independent directors of XPDI and certain of our securityholders entered into an amended and restated registration rights agreement. Pursuant to the agreement, we agreed that we will file with the SEC a registration statement registering the resale of certain securities held by or issuable to such holders, and we will use reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof. In certain circumstances, certain holders can demand up to two underwritten offerings in any 12-month period, and certain holders are entitled to piggyback registration rights.

Lock-Up Restrictions this was removed on feb 24 effective March 10

Pursuant to our bylaws and certain lock-up agreements entered into prior to the consummation of the Business Combination by and among Core and the stockholders and employees signatories thereto, certain stockholders of Core, including former Legacy Core stockholders and the Sponsor, which held approximately 90.7% and 2.6%, respectively, of our outstanding common stock as of the closing of the Business Combination, have agreed that, with respect to our common stock (including securities convertible into our common stock) held by former Legacy Core stockholders, through the date that is 180 days after the closing of the Business Combination, with respect to the Private Placement Warrants and any of our common stock issuable upon the exercise of the Private Placement Warrants, through the date that is 30 days after the closing of the Business Combination, and, with respect to the Founder Shares, through the date that is one year after the closing of the Business Combination, subject to certain exceptions, to not, without the prior written consent of the our Board, among other things, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly any shares of our common stock, the Private Placement Warrants, our common stock issuable upon the exercise of the Private Placement Warrants, as applicable, held by the respective parties. Our Board can terminate these restrictions at any time and may do so to increase the number of shares eligible for resale on the public market.

In order to provide for an orderly and measured flow of shares to the public markets, on February 24, 2022, Core’s Board unanimously approved a complete waiver and release of the lock-up restrictions described herein, effective March 10, 2022. As a result, 282,311,836 shares of common stock of the Company became eligible for sale in the public market at the opening of trading on March 10, 2022 (subject to trading limitations on shares held by affiliates of the Company, compliance with securities laws, continued vesting of any unvested equity awards as of such date, and the Company’s insider trading policy).

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of executive officers and directors, and our bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law.

We have entered into indemnification agreements with all of our directors and executive officers. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our certificate of incorporation and our bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

Other Related Party Transactions

We have entered into employment agreements with our executive officers. For more information regarding employment agreements with our named executive officers, see the section titled “Executive Compensation—Employment Agreements with Named Executive Officers.”

We have also granted restricted stock units to our executive officers and directors. For a description of these equity awards, see the section titled “Executive Compensation.”

Related Person Transactions Policy Following the Business Combination

We have adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any officer, director, nominee to become a director, employee or a holder of more than 5% of any class of our voting securities (including the common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the audit committee (or, where review by the audit committee would be inappropriate, to another independent body of the board) for review. To identify related person transactions in advance, we will rely on information supplied by our officers, directors and certain significant stockholders. In considering related person transactions, the audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

The audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Core Scientific, Inc. shareholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Core Scientific, Inc. Direct your written request to 210 Barton Springs Road, Suite 300, Austin, Texas 78704, Attn: Secretary, or contact the Secretary at (425) 998-5300. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Michael Levitt

Chief Executive Officer and Co-Chair of the Board of Directors

April 7, 2022

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Secretary, Core Scientific, Inc. 210 Barton Springs Road, Suite 300, Austin, Texas 78704.

Core Scientific, Inc. 210 Barton Springs Road Austin, TX 78704 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/10/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CORZ2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/10/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1) Michael Levitt 6) Kneeland Youngblood 02) Darin Feinstein 03) Jarvis Hollingsworth 04) Matt Minnis 05) Stacie Olivares The Board of Directors recommends you vote FOR the following proposal: 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000551004_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com CORE SCIENTIFIC, INC. Annual Meeting of Stockholders Wednesday, May 11, 2022 10:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Michael Levitt and Todd DuChene, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Core Scientific, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of Core Scientific, Inc. to be held at 10:00 AM EDT on Wednesday, May 11, 2022, virtually via the Internet www.virtualshareholdermeeting.com/CORZ2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000551004_2 R1.0.0.24